UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012 (the “Effective Date”), Cowen Group, Inc. (the “Company”) entered into substantively similar employment agreements (the “Employment Agreement”) with each of Stephen Lasota and Owen Littman (each, an “Executive”) pursuant to which Mr. Lasota will continue to serve as the Chief Financial Officer of the Company, and as a member of the Company’s Operating Committee and Mr. Littman will continue to serve as the General Counsel of the Company, and as a member of the Company’s Operating Committee.  The employment agreements are filed as Exhibit 10.1 and 10.2 to this Form 8-K.

The initial term of the Employment Agreement for each Executive commences on the Effective Date and continues through April 30, 2015.  Following the expiration of the initial term, the agreements are automatically extended for successive one-year terms, unless either party elects not to extend the term.

Pursuant to the Employment Agreement, the Executive will be entitled to an annual salary of at least four hundred fifty thousand dollars ($450,000) (commencing with the 2012 calendar year) and a minimum bonus of three hundred thousand dollars ($300,000) annually, which amount shall be paid in quarterly installments of seventy-five thousand dollars ($75,000) during the calendar year within 30 days following each quarter; provided, that the quarterly payments for the first two quarters of the 2012 calendar year shall be paid to the Executive as soon as administratively practicable following the Effective Date.  The Executive will be eligible to receive an annual performance-based bonus as determined by the Compensation Committee of the Board of Directors of the Company based on the achievement of pre-established performance goals.  The Company has retained the right to pay all or a portion of any annual performance-based bonus in the form of restricted securities, other stock or security-based awards, deferred cash, or other deferred compensation.

Promptly following the Effective Date, the Employment Agreement requires the Company to grant the Executive fully vested restricted stock units (“RSUs”) covering 50,000 shares of the Company’s Class A common stock.  Additionally, promptly following the first (1st) anniversary of the Effective Date, the Company is required to grant the Executive additional RSUs covering 150,000 shares of the Company’s Class A common stock (the “Equity Award”), with such RSUs vesting in three equal installments on May 15, 2013, May 15, 2014 and April 29, 2015, subject, in each case, to the Executive’s continued employment with the Company on the applicable vesting date.

In the event that the Executive’s employment is terminated by the Company without “cause” (including a decision by the Company not to renew the Employment Agreement upon the expiration of the then-current term), by the Executive for “good reason”, or as a result of the Executive’s death or “disability” (as such terms are defined in the Employment Agreement), the Executive will, subject to his execution of a general release in favor of the Company, be entitled to receive the following payments and benefits:  (i) any unpaid annual bonus with respect to the previous completed fiscal year; (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid to the Executive for the two years immediately preceding the year of termination and the timing of such termination; (iii) in the case of a termination by the Company without “cause” or by the Executive for “good reason” only, a lump sum cash payment in an amount equal to one and one-half times the average amount of compensation reflected on the Executive’s W-2 form from the Company for the two years immediately preceding his termination, provided that the payment under this clause (iii) will not be more than one and one half million dollars ($1,500,000); provided further, that if such termination occurs in connection with or following a Change in Control (as defined in the Employment Agreement), instead of the lump sum cash payment described above, the Executive shall be entitled to a lump sum cash payment in an amount equal to two and one-half times the average amount of compensation reflected on the Executive’s W-2 Form from the Company for the two years immediately preceding such termination; provided that such lump sum cash payment will not be more than two and one-half million dollars ($2,500,000);  (iv) immediate vesting of all equity awards and unvested deferred compensation; (v) a cash payment equal to twenty-four (24) months’ COBRA premiums, and (vi) in the event that such termination occurs prior to the grant of the Equity Award, the grant of the Equity Award or its cash equivalent, which will be fully vested on the date of grant.  In the event that the Executive breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.

Additionally, in the event that the Executive retires after attaining age fifty-seven and one half (57.5) and provides the Company with at least ninety (90) days advance notice, all outstanding equity awards and unvested deferred compensation then held by the Executive will continue to vest in accordance with their terms as if the Executive had continued to be an active employee of the Company provided he does not engage in competitive activity at any time prior to the applicable vesting date and refrains from interfering with the Company’s employees and customers for twelve (12) months following his retirement.

The Employment Agreement, pursuant to an exhibit attached thereto, contains customary confidentiality and invention assignment covenants.  In addition, the Executive has agreed not to compete with, or solicit customers or employees of, the Company during the term of the Employment Agreement and for a period of one hundred and twenty (120) days thereafter.  The Employment Agreement also contains an indefinite mutual non-disparagement covenant.

The description of the Employment Agreement contained herein is qualified in its entirety by reference to the actual employment agreements filed herewith as Exhibit 10.1 and 10.2 and which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit 10.1	Employment Agreement between the Company and Stephen Lasota dated August 2, 2012

Exhibit 10.2	Employment Agreement between the Company and Owen Littman dated August 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: August 3, 2012	By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel